EXHIBIT 99.1

MercadoLibre, Inc. Reports First Quarter Financial Results

53.2 million Sold Items, up 38.6%, 44.1 million Total Payment Transactions, up 60.1%

Net Revenues of $273.9 million, growing 73.8% in USD, 78.9% on an FX neutral basis

Net Income of $48.5 million, resulting in EPS of $1.10.

BUENOS AIRES, Argentina, May 04, 2017 (GLOBE NEWSWIRE) -- MercadoLibre, Inc. (Nasdaq:MELI) (http://www.mercadolibre.com), Latin America's leading e-commerce technology company, today reported financial results for the first quarter ended March 31, 2017.

Pedro Arnt, Chief Financial Officer of MercadoLibre, Inc., commented, “We’ve kicked off the year with a strong first quarter, sustaining the momentum from 2016, which was one of the best years in history for us. The consistent pace of execution this quarter is a direct reflection of our relentless drive to deliver disruptive technology solutions to our users across platforms, devices, and countries where we operate. We remain focused on transforming commerce and financial services through product innovation, fostering entrepreneurship and delivering best in class user experiences, and thus cementing our leadership position in technology, online payments, and ecommerce throughout Latin America.”

First Quarter 2017 Business Highlights

  Gross Merchandise Volume was $2,334.0 million, a 31.0% increase in USD and a 61.4 % increase on an FX neutral basis.
  Items sold during the first quarter of 2017 reached 53.2 million, maintaining momentum versus last quarter, and growing 38.6 % year-over-year. This increase was primarily driven by strong items growth in Brazil and Mexico, which delivered growth rates of 52.7% and 70.7% respectively versus the first three months of 2016.
  Unique buyers grew by 20.3% year on year and maintained the solid pace of demand growth observed over the course of last year.
  MercadoPago kicked off 2017 with an outstanding first quarter, processing $2,601.0 million dollars in Total Payment Volume, an 89.0% year-over-year increase. MercadoPago ended the quarter processing 44.1 million transactions, an increase of 60.1% year-over-year.
  During the quarter, monetization on the platform continued to improve, driven by penetration gains of MercadoPago across our marketplaces. Penetration of MercadoPago on our platforms rose to 77.4% versus 56.2% when compared to the first quarter of 2016.
  MercadoPago off platform payments business, saw a Total Payment Volume increase of 109.7% year-over-year in USD and 98.1% in local currencies. This growth was led by Brazil, Argentina, Mexico, and Chile as commercial efforts to onboard new large clients and increased volume from Mobile Point of Sale solutions continue to deliver positive results.
  Items shipped through MercadoEnvíos increased 58.7% to 27.3 million items in the first quarter of 2017. Mexico remains on solid footing with envíos penetration reaching 59% (vs. 30% last year), while items shipped increased 220% year on year to 2.6 million. Colombia delivered solid growth in shipping unit volumes (up 191% as compared to the first quarter of 2016), and market-wide usage of MercadoEnvíos has reached 51% of total items sold.
  Our Classifieds business continues to experience growth, driven by demand from professional clients and maintaining its momentum in most countries. Live listings are at an all-time high of 3.8 million, growing 111% year-over-year. Professional clients are also at multi-year highs reaching almost 22 thousand sellers and growing 29% year-over-year.
  Our Net Promoter Score rose once again during the first quarter of 2017, providing our users consistently higher rates of immediate access to customer service representatives through real time online and phone channels.

First Quarter 2017 Financial Highlights

  Net revenues for the first quarter were $273.9 million, a year-over-year increase of 73.8% in USD and 78.9% on an FX neutral basis. Excluding Venezuela, net revenues grew 78.3% in USD and 61.4% in local currencies.
  Marketplace revenues grew 68.4% in USD, and 85.8% on an FX neutral basis, while non-marketplace revenues grew 81.8% in USD, and 68.4% on an FX neutral basis.
   Gross profit for the first quarter of 2017 was $168.9 million. Gross profit margin was 61.6%, compared to 64.8% in the first quarter of 2016. Most of the margin compression is as the result of an increase in costs of providing free shipping in Mexico and incremental mPos adoption.
  Total operating expenses increased to $105.5 million, up 47.2% year-over-year. As a percentage of revenues, operating expenses were 38.5% versus 45.5% in the first quarter of 2016.
  Income from operations was $63.3 million, up 107.7% year-over-year. As a percentage of revenues, income from operations was 23.1%, up from 19.3% during the same period in 2016.
  Interest income grew 67.7% year-over-year to $12.2 million
  The company incurred $6.5 million dollars in financial expenses in the first quarter of 2017, mainly as a consequence of interest payments on its Convertible Bond issued in June 2014.
  Net income before taxes was $69.7 million, up 87.2% year-over-year.
  Income tax expense was $21.1 million during the first quarter, yielding a blended tax rate for the period of 30.4%, mainly due to higher share of pre-tax profits in Brazil.
  Net income as reported for the quarter was $48.5 million dollars, resulting in basic net income per share of 1 dollar and 10 cents.
  Net cash provided by operating activities was $104.8 million. Free cash flow, defined as cash from operating activities less payment for the acquisition of property, equipment, intangible assets, advances for property and equipment net of financial liabilities and payment for acquired businesses net of cash acquired, was $92.0 million. *

 (*) See note on “Non-GAAP Financial Measures”

The following table summarizes certain key performance metrics for the three months ended March 31, 2017 and 2016.

	Three months ended March 31, (in MM)
	2016	2017	%YoY	%YoY Local Currency
Total confirmed registered users at the end of period	151.5	182.2	20.3%	-
New confirmed registered users during the period	6.9	8.1	17.1%	-
Gross merchandise volume	$1,781.1	$2,334.0	31.0%	61.4%
Number of successful items sold	38.3	53.2	38.6%	-
Number of successful items shipped	17.2	27.3	58.7%
Total payment volume	$1,376.1	$2,601.0	89.0%	81.3%
Total volume of payments on marketplace	$1,012.4	$1,825.8	80.3%
Total payment transactions	27.5	44.1	60.1%	-
Unique Buyers	11.0	13.3	20.3%
Unique Sellers	3.6	4.1	14.3%

Table of Year-on-Year Local Currency Revenue Growth Rates by Quarter

	YoY Growth rates
Consolidated Net Revenues
	Q1'16	Q2'16	Q3'16	Q4'16	Q1'17
Brazil	54%	61%	62%	64%	66%
Argentina	71%	89%	68%	60%	58%
Mexico	42%	35%	36%	29%	55%
Venezuela	249%	185%	152%	199%	291%
Others	19%	30%	33%	42%	36%
Total	75%	73%	66%	68%	79%

Table of Year-on-Year USD Revenue Growth Rates by Quarter

	YoY Growth rates
Consolidated Net Revenues
	Q1'16	Q2'16	Q3'16	Q4'16	Q1'17
Brazil	13%	41%	76%	92%	106%
Argentina	2%	19%	4%	4%	48%
Mexico	18%	15%	19%	8%	40%
Venezuela	-13%	31%	-22%	-10%	19%
Others	-1%	14%	33%	46%	47%
Total	6%	29%	37%	42%	74%

Conference Call and Webcast

The Company will host a conference call and audio webcast on May 4, 2017 at 4:30 p.m. Eastern Time. The conference call may be accessed by dialing +(970) 315-0420 or +(877) 303-7209 (Conference ID 11441757) and requesting inclusion in the call for Mercado Libre. The live conference call can be accessed via audio webcast at the investor relations section of the Company's website, at http://investor.mercadolibre.com. An archive of the webcast will be available for one week following the conclusion of the conference call.

Definition of Selected Operational Metrics

Blended tax rate – Defined as income and asset tax expense as a percentage of income before income and assets tax.

Free Cash Flow – Defined as cash flows from operating activities less payment and advances for the acquisition of property, equipment, intangible assets net of financial liabilities and payment for acquired business net of cash acquired.

Foreign Exchange (“FX”) Neutral – Calculated by using the average monthly exchange rate of each month of 2016 and applying it to the corresponding months in the current year, so as to calculate what the results would have been had exchange rates remained constant. Intercompany allocations are excluded from this calculation. These calculations do not include any other macroeconomic effect such as local currency inflation effects or any price adjustment to compensate local currency inflation or devaluations.

Gross merchandise volume – Measure of the total U.S. dollar sum of all transactions completed through the Mercado Libre Marketplace, excluding motor vehicles, vessels, aircraft, real estate, and services.

Total payment transactions – Measure of the number of all transactions completed using MercadoPago.

Total volume of payments on marketplace - Measure of the total U.S. dollar sum of all marketplace transactions paid for using MercadoPago, excluding shipping and financing fees.

Total payment volume – Measure of total U.S. dollar sum of all transactions paid for using MercadoPago.

Items sold – Measure of the number of items sold/purchased through the Mercado Libre Marketplace.

Items shipped- Measure of the number of items that were shipped through our shipping service.

Local Currency Growth Rates – Refer to FX Neutral definition.

Net income margin – Defined as net income as a percentage of net revenues.

New confirmed registered users – Measure of the number of new users who have registered on the Mercado Libre platform (including Mercado Pago) and confirmed their registration. Since July’12, registration and confirmation take place in the same step of the registration flow.

Operating margin – Defined as income from operations as a percentage of net revenues.

Total confirmed registered users – Measure of the cumulative number of users who have registered on the Mercado Libre platform (including Mercado Pago) and confirmed their registration. Since July ’12, registration and confirmation take place in the same step of the registration flow.

Unique Buyers – New or existing buyers with at least one purchase made in the period.

Unique Sellers – New or existing sellers with at least one sale made in the period.

About Mercado Libre

Founded in 1999, Mercado Libre is Latin America's leading e-commerce technology company. Through its primary platforms, Mercado Libre.com and Mercado Pago.com, it provides solutions to individuals and companies buying, selling, advertising, and paying for goods and services online.

Mercado Libre.com serves millions of users and creates a market for a wide variety of goods and services in an easy, safe and efficient way. The site is among the top 50 in the world in terms of page views and is the leading retail platform in unique visitors in the major countries in which it operates according to metrics provided by comScore Networks.  The Company is listed on NASDAQ (Nasdaq:MELI) following its initial public offering in 2007.

For more information about the Company visit: http://investor.mercadolibre.com.

The Mercado Libre, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4193

Consolidated balance sheets
(In thousands of U.S. dollars, except par value)
	March 31,	December 31,
	2017	2016
Assets
Current assets:
Cash and cash equivalents	$301,388	$234,140
Short-term investments	265,165	253,321
Accounts receivable, net	24,097	25,435
Credit cards receivables, net	300,612	307,904
Loans receivable, net	11,380	6,283
Prepaid expenses	14,846	15,060
Inventory	432	1,103
Other assets	28,472	26,215
Total current assets	946,392	869,461
Non-current assets:
Long-term investments	170,352	153,803
Property and equipment, net	131,968	124,261
Goodwill	95,849	91,797
Intangible assets, net	26,227	26,277
Deferred tax assets	51,441	45,017
Other assets	61,417	56,819
Total non-current assets	537,254	497,974
Total assets	$1,483,646	$1,367,435
Liabilities and Equity
Current liabilities:
Accounts payable and accrued expenses	$108,507	$105,106
Funds payable to customers	396,487	370,693
Salaries and social security payable	73,342	48,898
Taxes payable	30,668	27,338
Loans payable and other financial liabilities	16,430	11,583
Other liabilities	5,606	6,359
Dividends payable	6,624	6,624
Total current liabilities	637,664	576,601
Non-current liabilities:
Salaries and social security payable	12,498	16,173
Loans payable and other financial liabilities	304,534	301,940
Deferred tax liabilities	36,830	34,059
Other liabilities	9,876	9,808
Total non-current liabilities	363,738	361,980
Total liabilities	$1,001,402	$938,581

Common stock, $0.001 par value, 110,000,000 shares authorized,
44,157,364 shares issued and outstanding at March 31,
2017 and December 31, 2016, respectively	$44	$44
Additional paid-in capital	137,982	137,982
Retained earnings	592,535	550,641
Accumulated other comprehensive loss	(248,317)	(259,813)
Total Equity	482,244	428,854
Total Liabilities and Equity	$1,483,646	$1,367,435

Consolidated statements of cash flows
(In thousands of U.S. dollars, except par value)

	Three Months Ended March 31,
	2017	2016

Cash flows from operations:
Net income	$48,518	$30,247
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	9,003	6,252
Accrued interest	(5,679)	(3,877)
Non cash interest and convertible bonds amortization of debt discount and amortization of debt issuance costs	4,226	4,431
LTRP accrued compensation	9,176	3,190
Deferred income taxes	(2,798)	(1,896)
Changes in assets and liabilities:
Accounts receivable	(1,305)	(22,920)
Credit Card Receivables	15,583	(62,544)
Prepaid expenses	347	(1,387)
Inventory	727	(158)
Other assets	(4,472)	(6,738)
Accounts payable and accrued expenses	13,364	14,376
Funds payable to customers	13,929	23,684
Other liabilities	123	1,152
Interest received from investments	4,015	4,386
Net cash provided by (used in) operating activities	104,757	(11,802)
Cash flows from investing activities:
Purchase of investments	(897,589)	(641,259)
Proceeds from sale and maturity of investments	876,040	659,309
Payment for acquired businesses, net of cash acquired	—	(1,838)
Purchases of intangible assets	(17)	(11)
Advance for property and equipment	(2,505)	(872)
Changes in principal of loans receivable, net	(4,808)	—
Purchases of property and equipment	(10,268)	(14,552)
Net cash (used in) provided by investing activities	(39,147)	777
Cash flows from financing activities:
Proceeds from loans payable and other financial liabilities	4,290	—
Payments on loans payable and other financing liabilities	(2,875)	(661)
Dividends paid	(6,624)	(4,548)
Net cash used in financing activities	(5,209)	(5,209)
Effect of exchange rate changes on cash and cash equivalents	6,847	(5,762)
Net increase (decrease) in cash and cash equivalents	67,248	(21,996)
Cash and cash equivalents, beginning of the period	234,140	166,881
Cash and cash equivalents, end of the period	$301,388	$144,885

Consolidated statements of income
(In thousands of U.S. dollars, except for share data)

	Three Months Ended March 31,
	2017	2016
Net revenues	$273,926	$157,630
Cost of net revenues	(105,070)	(55,448)
Gross profit	168,856	102,182
Operating expenses:
Product and technology development	(30,302)	(21,941)
Sales and marketing	(46,931)	(32,683)
General and administrative	(28,309)	(17,069)
Total operating expenses	(105,542)	(71,693)
Income from operations	63,314	30,489

Other income (expenses):
Interest income and other financial gains	12,157	7,251
Interest expense and other financial losses	(6,471)	(5,684)
Foreign currency gains	663	5,147
Net income before income tax expense	69,663	37,203

Income tax expense	(21,145)	(6,956)
Net income	$48,518	$30,247

	Three Months Ended March 31,
	2017	2016
Basic EPS
Basic net income
Shareholders per common share	$1.10	$0.68
Weighted average of outstanding common shares	44,157,364	44,156,961
Diluted EPS
Diluted net income
Shareholders per common share	$1.10	$0.68
Weighted average of outstanding common shares	44,157,364	44,156,961

Cash Dividends declared (per share)	0.150	0.150

Financial results of reporting segments

	Three Months Ended March 31, 2017
	Brazil	Argentina	Mexico	Venezuela	Other Countries	Total
	(In thousands)
Net revenues	$159,781	$71,392	$15,536	$14,397	$12,820	$273,926
Direct costs	(87,037)	(45,066)	(16,841)	(6,551)	(9,739)	(165,234)
Direct contribution	72,744	26,326	(1,305)	7,846	3,081	108,692

Operating expenses and indirect costs of net revenues						(45,378)
Income from operations						63,314

Other income (expenses):
Interest income and other financial gains						12,157
Interest expense and other financial losses						(6,471)
Foreign currency gains						663
Net income before income tax expense						$69,663

	Three Months Ended March 31, 2016
	Brazil	Argentina	Mexico	Venezuela	Other Countries	Total
	(In thousands)
Net revenues	$77,535	$48,201	$11,116	$12,105	$8,673	$157,630
Direct costs	(50,287)	(27,757)	(9,438)	(5,134)	(6,201)	(98,817)
Direct contribution	27,248	20,444	1,678	6,971	2,472	58,813

Operating expenses and indirect costs of net revenues						(28,324)
Income from operations						30,489

Other income (expenses):
Interest income and other financial gains						7,251
Interest expense and other financial losses						(5,684)
Foreign currency gains						5,147
Net income before income tax expense						$37,203

Non-GAAP Financial Measures

To supplement our consolidated financial statements presented in accordance with U.S. GAAP, we use free cash flows and foreign exchange (“FX”) neutral measures as non-GAAP measures.

These non-GAAP measures should not be considered in isolation or as a substitute for measures of performance prepared in accordance with U.S. GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with U.S. GAAP. These non-GAAP financial measures should only be used to evaluate our results of operations in conjunction with the most comparable U.S. GAAP financial measures.

Reconciliation of these non-GAAP financial measures to the most comparable U.S. GAAP financial measures can be found in the tables included in this annual report.

Non-GAAP financial measures are provided to enhance investors’ overall understanding of our current financial performance. Specifically, we believe that free cash flow provides useful information to both management and investors by excluding payments for the acquisition of property and equipment net of financial liabilities, of intangible assets and of acquired businesses net of cash acquired, that may not be indicative of our core operating results. In addition, we report free cash flows to investors because we believe that the inclusion of this measure provides consistency in our financial reporting.

Free cash flow represents cash from operating activities less payment and advances for the acquisition of property and equipment net of the related financial liabilities, intangible assets and acquired businesses net of cash acquired. We consider free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by our operations after the purchases of property and equipment, of intangible assets and of acquired businesses net of cash acquired. A limitation of the utility of free cash flow as a measure of financial performance is that it does not represent the total increase or decrease in our cash balance for the period.

The following table shows a reconciliation of Operating Cash Flows to Free Cash Flows:

	Three-month Periods Ended
	March 31,
(In millions)	2017	2016

Net Cash provided by (used in) Operating Activities	$104.8	$(11.8)
Payment for acquired business, net of cash acquired	-	(1.8)
Advance for property and equipment	(2.5)	(0.9)
Purchase of intangible assets	(0.0)	(0.0)
Purchase of property and equipment	(10.3)	(14.6)
Free cash flow	92.0	(29.1)

(*) The table above may not total due to rounding.

The Company believes that reconciliation of FX neutral measures to the most directly comparable GAAP measure provides investors an overall understanding of our current financial performance and its prospects for the future. Specifically, we believe these non-GAAP measures provide useful information to both management and investors by excluding the foreign currency exchange rate impact that may not be indicative of our core operating results and business outlook.

The FX neutral measures were calculated by using the average monthly exchange rates for each month during 2016 and applying them to the corresponding months in 2017, so as to calculate what our results would have been had exchange rates remained stable from one year to the next. The table below excludes intercompany allocation FX effects. Finally, these measures do not include any other macroeconomic effect such as local currency inflation effects, the impact on impairment calculations or any price adjustment to compensate local currency inflation or devaluations.

The following table sets forth the FX neutral measures related to our reported results of the operations for the three-month periods ended March 31, 2017:

	Three-months Periods Ended March 31, (*)
	As reported			FX Neutral Measures
(In millions, except percentages)	2017	2016	Percentage Change	2017	2016	Percentage Change
	(Unaudited)			(Unaudited)
Net revenues	$273.9	$157.6	73.8%	$282.0	$157.6	78.9%
Cost of net revenues	(105.1)	(55.4)	89.5%	(102.6)	(55.4)	85.1%
Gross profit	168.9	102.2	65.3%	179.4	102.2	75.5%

Total operating expenses	(105.5)	(71.7)	47.2%	(107.8)	(71.7)	50.4%
Income from operations	63.3	30.5	107.7%	71.5	30.5	134.6%

 (*) The table above may not total due to rounding.

CONTACT: MercadoLibre, Inc,
Investor Relations
investor@mercadolibre,com
http://investor.mercadolibre.com